Results of November 11, 2004
and January 10, 2005 shareholder meetings
(Unaudited)

A special meeting of shareholders of the Trust and of the funds was held on November 11, 2004. At that meeting consideration of certain proposals was adjourned to a final meeting held on January 10, 2005.

November 11, 2004 meeting
Growth Portfolio, Balanced Portfolio, Conservative Portfolio

At the meeting, each of the nominees for Trustees was elected, with all funds of the Trust voting together as a single class, as follows:

      				Votes 		Votes
           			For 		Withheld
Jameson A. Baxter 		229,748,506 	16,678,894
Charles B. Curtis 		229,828,454 	16,598,946
Myra R. Drucker 		231,406,968 	15,020,432
Charles E. Haldeman, Jr. 	231,505,528 	14,921,872
John A. Hill 			229,790,365 	16,637,035
Ronald J. Jackson 		229,757,803 	16,669,597
Paul L. Joskow 			229,795,377 	16,632,023
Elizabeth T. Kennan 		229,536,987 	16,890,413
John H. Mullin, III 		229,743,074 	16,684,326
Robert E. Patterson 		229,720,646 	16,706,754
George Putnam, III 		229,633,467 	16,793,933
A.J.C. Smith* 			229,611,999 	16,815,401
W. Thomas Stephens 		229,747,806 	16,679,594
Richard B. Worley 		231,463,100 	14,964,300

* Mr. Smith resigned from the Board of Trustees on January 14,
2005.


November 11, 2004 meeting
Growth Portfolio

A proposal to amend the funds fundamental investment restriction with respect to borrowing to allow the fund the investment flexibility permitted by the Investment Company Act was approved as follows:

			Votes 		Votes
      			For 		Against		Abstentions
      			58,600,980 	4,552,743 	19,026,208


A proposal to amend the funds fundamental investment restriction with respect to making loans to enhance the funds ability to participate in an interfund borrowing and lending program was approved as follows:

			Votes 		Votes
			For 		Against 	Abstentions
      			59,203,817 	4,032,126 	18,943,988


A proposal to amend the funds fundamental investment restriction with respect to diversification of investments to enhance the funds ability to invest in registered investment companies such as Putnam Prime Money Market Fund was approved as follows:

			Votes 		Votes
			For 		Against 	Abstentions
      			61,576,567 	1,812,710 	18,790,654


November 11, 2004 meeting
Balanced Portfolio

A proposal to amend the funds fundamental investment restriction with respect to borrowing to allow the fund the investment flexibility permitted by the Investment Company Act was approved as follows:

			Votes 		Votes
			For 		Against 	Abstentions
      			81,323,995 	5,643,358 	30,268,701


A proposal to amend the funds fundamental investment restriction with respect to making loans to enhance the funds ability to participate in an interfund borrowing and lending program was approved as follows:

			Votes 		Votes
			For 		Against 	Abstentions
      			81,867,081 	5,143,205 	30,225,768


A proposal to amend the funds fundamental investment restriction with respect to diversification of investments to enhance the funds ability to invest in registered investment companies such as Putnam Prime Money Market Fund was approved as follows:

			Votes 		Votes
			For 		Against 	Abstentions
      			84,990,611 	2,329,851 	29,915,592


January 10, 2005 meeting
Growth Portfolio, Balanced Portfolio, Conservative Portfolio

A proposal to amend the funds Agreement and Declaration of Trust to permit the funds to satisfy redemption requests other than in cash was defeated, with all funds of the Trust voting together as a single class, as follows:

			Votes 		Votes
			For 		Against 	Abstentions
     			151,923,540 	48,980,451 	63,600,992


January 10, 2005 meeting
Conservative Portfolio

A proposal to amend the funds fundamental investment restriction with respect to borrowing to allow the fund the investment flexibility permitted by the Investment Company Act was approved as follows:

			Votes 		Votes
			For 		Against 	Abstentions
     			61,339,157 	5,337,932 	9,527,567


A proposal to amend the funds fundamental investment restriction with respect to making loans to enhance the funds ability to participate in an interfund borrowing and lending program was approved as follows:

			Votes 		Votes
			For 		Against 	Abstentions
      			61,502,576 	5,121,048 	9,581,032


A proposal to amend the funds fundamental investment restriction with respect to diversification of investments to enhance the funds ability to invest in registered investment companies such as Putnam Prime Money Market Fund was approved as follows:

			Votes 		Votes
			For 		Against 	Abstentions
      			65,441,743 	1,276,774 	9,486,139





All tabulations are rounded to nearest whole number.